Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 128 to the Registration Statement (Form N-1A, File No. 033-34079) of Deutsche DWS Institutional Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 24, 2025, with respect to the financial statements and financial highlights of DWS Equity 500 Index Fund and DWS S&P 500 Index Fund (two of the funds constituting Deutsche DWS Institutional Funds), which are included in the Annual Reports to Shareholders (Forms N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 24, 2025